Exhibit 4.2








                              GEORGIA POWER COMPANY

                                       TO

                              THE BANK OF NEW YORK,
                                    TRUSTEE.






                      THIRTY-SECOND SUPPLEMENTAL INDENTURE

                           DATED AS OF AUGUST 30, 2007







                 SERIES 2007E 6.00% SENIOR INSURED MONTHLY NOTES

                              DUE SEPTEMBER 1, 2040





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                              TABLE OF CONTENTS(1)


                                                                          PAGE


ARTICLE 1...................................................................1

    Series 2007E Senior Notes...............................................1
    SECTION 101.  Establishment.............................................1
    SECTION 102.  Definitions...............................................2
    SECTION 103.  Payment of Principal and Interest.........................3
    SECTION 104.  Denominations.............................................4
    SECTION 105.  Global Securities.........................................4
    SECTION 106.  Transfer..................................................5
    SECTION 107.  Redemption at the Company's Option........................5
    SECTION 108.  Redemption Upon Death of a Beneficial Owner...............5
    SECTION 109.  Mandatory Redemption......................................8

ARTICLE 2...................................................................9

    Special Insurance Provisions............................................9
    SECTION 201.  Supplemental Indentures...................................9
    SECTION 202.  Events of Default and Remedies............................9
    SECTION 203.  Insurance Policy Payment Procedures.......................9
    SECTION 204.  Application of Term "Outstanding" to Series 2007E Notes..11
    SECTION 205.  Insurer as Third Party Beneficiary.......................11
    SECTION 206.  Concerning the Special Insurance Provisions..............11
    SECTION 207.  Concerning the Policy....................................11

ARTICLE 3..................................................................11

    Miscellaneous Provisions...............................................11
    SECTION 301.  Recitals by Company......................................11
    SECTION 302.  Ratification and Incorporation of Original Indenture.....11
    SECTION 303.  Executed in Counterparts.................................11

EXHIBIT A      Form of Series 2007E Note

EXHIBIT B      Certificate of Authentication


________________________________
(1) This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

     THIS THIRTY-SECOND SUPPLEMENTAL INDENTURE is made as of the 30th day of August, 2007, by and between GEORGIA POWER COMPANY, a Georgia corporation, 241 Ralph McGill Boulevard, N.E., Atlanta, Georgia 30308-3374 (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, 101 Barclay Street, 8W, New York, New York 10286 (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of January 1, 1998 (the "Original Indenture"), with The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as heretofore supplemented;

     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as further supplemented by this Thirty-Second Supplemental Indenture, is herein called the "Indenture";

     WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

     WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;

     WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Thirty-Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                            Series 2007E Senior Notes

     SECTION 101. Establishment. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company's Series 2007E 6.00% Senior Insured Monthly Notes due September 1, 2040 (the "Series 2007E Notes").

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     There are to be authenticated and delivered $250,000,000 aggregate principal amount of Series 2007E Notes, and such principal amount of the Series 2007E Notes may be increased from time to time pursuant to Section 301 of the Original Indenture. All Series 2007E Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series 2007E Notes. Any such additional Series 2007E Notes will have the same interest rate, maturity and other terms, including the benefit of the Policy (appropriately increased to cover the principal amount of and interest due on the additional Series 2007E Notes), as those initially issued. No Series 2007E Notes shall be authenticated and delivered in excess of the principal amount as so increased, except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series 2007E Notes shall be issued in definitive fully registered form.

     The Series 2007E Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Series 2007E Notes shall be The Depository Trust Company.

     The form of the Trustee's Certificate of Authentication for the Series 2007E Notes shall be in substantially the form set forth in Exhibit B hereto.

     Each Series 2007E Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

     SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

     "Beneficial Owner" has the meaning set forth in Section 108 hereof.

     "Initial Period" has the meaning set forth in Section 108 hereof.

     "Insurance Agreement" means that certain Insurance Agreement, dated as of August 30, 2007, by and between the Company and the Insurer.

     "Insurance Trustee" means The Bank of New York, New York, New
York, or any successor thereto, as the Insurance Trustee under the Policy.

     "Insurer" means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company.

     "Interest Payment Dates" means the first day of each month, commencing October 1, 2007.

     "Mandatory Redemption Event" means the Company's failure to comply with (i)
Section 1.02 of the Insurance Agreement, the continuance of such failure for a period in excess of 10 days after receipt by the Company of written notice thereof from the Insurer and the receipt by the Trustee of notice thereof in accordance with Section 109 hereof; or (ii) Section 3.01 or Section 3.02 of the Insurance Agreement, the continuance of such failure for a period in excess of 30 days after receipt by the Company of written notice thereof from the Insurer


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

and the receipt by the Trustee of notice thereof in accordance with Section 109 hereof.

     "Original Issue Date" means August 30, 2007.

     "Participants" has the meaning set forth in Section 108 hereof.

     "Policy" means the financial guaranty insurance policy issued by the Insurer with respect to payments due for principal of and interest on the Series 2007E Notes (including any additional Series 2007E Notes referred to in the second paragraph of Section 101 hereof, subject to Section 207) as provided in such policy.

     "Quarterly Redemption Date" means March 1, June 1, September 1 and December 1 of each year, beginning December 1, 2012.

     "Redemption Request" has the meaning set forth in Section 108 hereof.

     "Regular Record Date" means, with respect to each Interest Payment Date, the close of business on the 15th calendar day preceding such Interest Payment Date (whether or not a Business Day).

     "Representatives" has the meaning set forth in Section 108 hereof.

     "Stated Maturity" means September 1, 2040.

     "Subsequent Period" has the meaning set forth in Section 108 hereof.

     SECTION 103. Payment of Principal and Interest. The principal of the Series 2007E Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series 2007E Notes shall bear interest at the rate of 6.00% per annum until paid or duly provided for. Interest shall be paid monthly in arrears on each Interest Payment Date to the Person in whose name the Series 2007E Notes are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series 2007E Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series 2007E Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series 2007E Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

     Payments of interest on the Series 2007E Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series 2007E Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which


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interest is payable on the Series 2007E Notes is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

     Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Series 2007E Notes shall be made upon surrender of the Series 2007E Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series 2007E Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

     SECTION 104. Denominations. The Series 2007E Notes may be issued in the denominations of $1,000, or any integral multiple thereof.

     SECTION 105. Global Securities. The Series 2007E Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series 2007E Notes represented by one or more Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series 2007E Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

     Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series 2007E Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

     Subject to the procedures of the Depositary, Global Security shall be exchangeable for Series 2007E Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series 2007E Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series 2007E Notes registered in such names as the Depositary shall direct.

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

     SECTION 106. Transfer. No service charge will be made for any transfer or exchange of Series 2007E Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The Company shall not be required (a) to issue, transfer or exchange any Series 2007E Notes, except to the Insurer, during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice pursuant to Section 1104 of the Original Indenture identifying the serial numbers of the Series 2007E Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to issue, transfer or exchange any Series 2007E Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series 2007E Note redeemed in part.

     SECTION 107. Redemption at the Company's Option. The Series 2007E Notes shall be subject to redemption at the option of the Company, in whole or in part, without premium or penalty, at any time or from time to time on or after September 1, 2012, upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the Redemption Date.

     In the event of redemption of the Series 2007E Notes in part only, a new Series 2007E Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

     The Series 2007E Notes will not have a sinking fund.

     Notice of redemption pursuant to this Section 107 shall be given as provided in Section 1104 of the Original Indenture.

     Any redemption of less than all of the Series 2007E Notes shall, with respect to the principal thereof, be divisible by $1,000.

     SECTION 108. Redemption Upon Death of a Beneficial Owner. Unless the Series 2007E Notes have been declared due and payable prior to the Stated Maturity by reason of an Event of Default, or have been previously redeemed or otherwise repaid, the Representative (as hereinafter defined) of a deceased Beneficial Owner (as hereinafter defined) of the Series 2007E Notes has the right, on or after September 1, 2012, to request redemption prior to the Stated Maturity of all or part of his or her interest in such Series 2007E Notes, and the Company will redeem the same subject to the limitations that the Company will not be obligated to redeem, during the period from September 1, 2012 through and including September 1, 2013 (the "Initial Period"), and, during any twelve-month period that ends on and includes each September 1 thereafter (each such twelve-month period being hereinafter referred to as a "Subsequent Period"), (i) on behalf of a deceased Beneficial Owner any interest in the Series 2007E Notes which exceeds $25,000 aggregate principal amount or (ii) interests in the Series 2007E Notes exceeding $5,000,000 in aggregate principal amount. A request for redemption may be initiated by the Representative of a deceased Beneficial Owner at any time, on or after September 1, 2012, and in any principal amount.

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     The Company may, at its option, redeem interests of any deceased Beneficial
Owner in the Series 2007E Notes in the Initial Period or any Subsequent Period in excess of the $25,000 limitation. Any such redemption by the Company, to the extent that it exceeds the $25,000 limitation for any deceased Beneficial Owner, shall not be included in the computation of the $5,000,000 aggregate limitation for the Series 2007E Notes for such Initial Period and for such Subsequent
Period or for any succeeding Subsequent Period. The Company may, at its option, redeem interests of deceased Beneficial Owners in the Series 2007E Notes in the Initial Period or in any Subsequent Period in an aggregate principal amount exceeding the $5,000,000 aggregate limitation. Any such redemption by the Company, to the extent it exceeds the $5,000,000 aggregate limitation, shall not reduce the $5,000,000 aggregate limitation for any succeeding Subsequent Period. On any determination by the Company to redeem Series 2007E Notes in excess of the $25,000 limitation or the $5,000,000 aggregate limitation, such Series 2007E Notes shall be redeemed in the order of the receipt of Redemption Requests (as hereinafter defined) by the Trustee.

     A request for redemption of an interest in the Series 2007E Notes may be initiated by the personal representative or other person authorized to represent the estate of the deceased Beneficial Owner or from a surviving joint tenant(s) or tenant(s) by the entirety or the trustee of a trust (each, a "Representative"). A Representative may initiate a request for redemption at any time and in any principal amount, provided that the principal amount is in integral multiples of $1,000. The Representative shall deliver its request to the Participant (as hereinafter defined) through whom the deceased Beneficial Owner owned such interest, in form satisfactory to the Participant, together with evidence of the death of the Beneficial Owner, evidence of the authority of the Representative satisfactory to the Participant, any waivers, notices or certificates as may be required under applicable state or federal law and any other evidence of the right to such redemption as the Participant requires. Subject to the rules and arrangements applicable to the Depositary, the Participant will then deliver to the Depositary a request for redemption substantially in the form attached to the Series 2007E Notes as Annex A (a "Redemption Request"). The Depositary will, upon receipt of a Redemption Request, forward the same to the Trustee. The Trustee is required to maintain records with respect to Redemption Requests received by it, including the date of receipt, the name of the Participant filing the Redemption Request and the status of each Redemption Request with respect to the $25,000 limitation and the $5,000,000 aggregate limitation. The Trustee will promptly file with the Company each Redemption Request it receives, together with the information regarding the eligibility of the Redemption Request with respect to the $25,000 limitation and the $5,000,000 aggregate limitation. The Company, the Depositary and the Trustee may conclusively assume, without independent investigation, that the statements contained in each Redemption Request are true and correct and shall have no responsibility (a) for reviewing any documents submitted to the Participant by the Representative or (b) for determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Series 2007E Notes to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner.

     Subject to the $25,000 limitation and the $5,000,000 aggregate limitation, on or after September 1, 2012, the Company will, after the death of any Beneficial Owner, redeem the interest of such Beneficial Owner in the Series


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2007E Notes on the next Quarterly Redemption Date occurring not less than 30 days following receipt by the Company of a Redemption Request from the Trustee. If Redemption Requests exceed the aggregate principal amount of interests in Series 2007E Notes required to be redeemed during the Initial Period or any Subsequent Period, then such excess Redemption Requests will be applied, in the order received by the Trustee to successive Subsequent Periods, regardless of the number of Subsequent Periods required to redeem such interests. The Company may, at any time, notify the Trustee that it will redeem on the next Quarterly Redemption Date not less than 30 days thereafter, all or any lesser amount of Series 2007E Notes for which Redemption Requests have been received but which are not then eligible for redemption by reason of the $25,000 limitation or the $5,000,000 aggregate limitation. Any Series 2007E Notes so redeemed shall be redeemed in the order of receipt of Redemption Requests by the Trustee.

     The price to be paid by the Company for the Series 2007E Notes to be redeemed pursuant to a Redemption Request is 100% of the principal amount thereof plus accrued and unpaid interest to the date of payment. Subject to arrangements with the Depositary, payment for interests in the Series 2007E Notes to be redeemed shall be made to the Depositary upon presentation of the Series 2007E Notes to the Trustee for redemption in the aggregate principal amount specified in the Redemption Requests submitted to the Trustee by the Depositary which are to be fulfilled in connection with such payment. The principal amount of any Series 2007E Notes acquired or redeemed by the Company other than by redemption at the option of any Representative of a deceased Beneficial Owner pursuant to this Section 108 shall not be included in the computation of either the $25,000 limitation or the $5,000,000 aggregate limitation for the Initial Period or any Subsequent Period.

     A "Beneficial Owner" means the person who has the right to sell, transfer or otherwise dispose of an interest in a Series 2007E Note and the right to receive the proceeds therefrom, as well as the interest and principal payable to the Holder thereof. In general, a determination of beneficial ownership in the Series 2007E Notes will be subject to the rules, regulations and procedures governing the Depositary and institutions that have accounts with the Depositary or a nominee thereof ("Participants").

     An interest in a Series 2007E Note held in tenancy by the entirety, by joint tenancy or by tenants in common will be deemed to be held by a single Beneficial Owner, and the death of a tenant by the entirety, joint tenant or tenant in common will be deemed the death of a Beneficial Owner. The death of a person who, during his or her lifetime, was entitled to substantially all of the rights of a Beneficial Owner of an interest in the Series 2007E Notes will be deemed the death of the Beneficial Owner, regardless of the recordation of such interest on the records of the Participant, if such rights can be established to the satisfaction of the Participant and the Company. Such interests shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, community property or other similar joint ownership arrangements, including individual retirement accounts or Keogh H.R. 10 plans maintained solely by or for the decedent or by or for the decedent and any spouse, and trust and certain other arrangements where one person has substantially all of the rights of a Beneficial Owner during such person's lifetime.

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

     In the case of a Redemption Request that is presented on behalf of a deceased Beneficial Owner and that has not been fulfilled at the time the Company gives notice of its election to redeem the Series 2007E Notes in part pursuant to Section 107 hereof, the Series 2007E Notes that are the subject of such pending Redemption Request shall be redeemed pursuant to Section 107 hereof prior to any other Series 2007E Notes.

     Any Redemption Request may be withdrawn by the person(s) presenting such request upon delivery of a written request for such withdrawal given by the Participant on behalf of such person(s) to the Depositary and by the Depositary to the Trustee not less than 60 days prior to the Quarterly Redemption Date on which such Series 2007E Notes are eligible for redemption.

     The Company may, at its option, purchase any Series 2007E Notes for which Redemption Requests have been received in lieu of redeeming such Series 2007E Notes. Any Series 2007E Notes so purchased by the Company shall either be reoffered for sale and sold within 180 days after the date of purchase or presented to the Trustee for cancellation.

     During such time or times as the Series 2007E Notes are not represented by a Global Security and are issued in definitive form, all references to Participants and the Depositary, including the Depositary's governing rules, regulations and procedures, shall be deemed deleted, all determinations which under this Section the Participants are required to make shall be made by the Company (including, without limitation, determining whether the applicable decedent is in fact the Beneficial Owner of the interest in the Series 2007E Notes to be redeemed or is in fact deceased and whether the Representative is duly authorized to request redemption on behalf of the applicable Beneficial Owner), all Redemption Requests, to be effective, shall be delivered by the Representative to the Trustee, with a copy to the Company, and shall be in the form of a Redemption Request (with appropriate changes mutually agreed to by the Trustee and the Company to reflect the fact that such Redemption Request is being executed by a Representative (including provision for signature guarantees)) and, in addition to all documents that are otherwise required to accompany a Redemption Request, shall be accompanied by the Series 2007E Note that is the subject of such request and, if applicable, a properly executed assignment or endorsement. If the record interest in the Series 2007E Note is held by a nominee of the deceased Beneficial Owner, a certificate or letter from such nominee attesting to the deceased's ownership of a beneficial interest in the Series 2007E Note must also be delivered.

     SECTION 109. Mandatory Redemption. Upon the occurrence of a Mandatory Redemption Event, the Company shall redeem the Series 2007E Notes, in whole but not in part, prior to the Stated Maturity upon not less than 30 nor more than 60 days' notice at a Redemption Price equal to (i) 102% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the Redemption Date if the Redemption Date is prior to September 1, 2012 or (ii) 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the Redemption Date if the Redemption Date is on or after September 1, 2012. A Mandatory Redemption Event will be deemed to have occurred at the time that the Trustee receives written notice from the Insurer of the occurrence of a Mandatory Redemption Event and such notice shall constitute the notice required by Section 1102 of the Original Indenture and shall not be required to be evidenced by a Board Resolution. Subject to the notice requirements set forth herein, the Company shall redeem the Series 2007E Notes on a date fixed by the

Company within 60 days after the occurrence of the Mandatory Redemption Event. Any notice of redemption required to be given by the Trustee in connection with a redemption required by this Section 109 need not be given earlier than 15 days after the date the Trustee receives notice of a Mandatory Redemption Event pursuant to this Section 109.

     Notice of redemption pursuant to this Section 109 shall be given to the Holders of the Series 2007E Notes as provided in Section 1104 of the Original Indenture.


                                    ARTICLE 2

                          Special Insurance Provisions

     SECTION 201. Supplemental Indentures. The consent of the Insurer shall be required with respect to any indenture or indentures supplemental to the Original Indenture requiring the consent of the Holders of the Series 2007E Notes pursuant to Section 902 of the Original Indenture. Any provision of this Thirty-Second Supplemental Indenture or the Original Indenture expressly recognizing or granting rights to the Insurer may not be amended in any manner which affects the rights of the Insurer without the prior written consent of the Insurer.

     SECTION 202. Events of Default and Remedies. Subject to Section 107 of the Original Indenture and to the Trust Indenture Act, including, without limitation, Sections 316(a)(1) and 317(a) thereof, if an Event of Default occurs with respect to the Series 2007E Notes and is continuing, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Holders of the Series 2007E Notes or the Trustee for the benefit of the Holders of the Series 2007E Notes under the Indenture, including, without limitation, (i) the right to accelerate the principal of the Series 2007E Notes as provided in Section 502 of the Original Indenture, and (ii) the right to annul any such declaration of acceleration, and the Insurer shall also be entitled to approve any waiver of an Event of Default with respect to the Series 2007E Notes, the obligation of the Trustee to comply with any such direction to be subject to compliance with the conditions set forth in Sections 512 and 603(e) of the Original Indenture (as if references in those Sections to Holders were references to the Insurer) and the protections provided to the Trustee by
Section 601(c)(3) of the Original Indenture shall be applicable with respect to any direction from the Insurer given pursuant hereto (as if references in said Section to Holders were references to the Insurer).

     SECTION 203. Insurance Policy Payment Procedures. (a) On each Interest Payment Date and on the Business Day immediately preceding the Stated Maturity, the Trustee will determine whether there are sufficient funds to pay the principal of or interest on the Series 2007E Notes on such Interest Payment Date or at the Stated Maturity, as the case may be. If the Trustee determines that there are insufficient funds available, the Trustee shall so notify the Insurer. Such notice shall specify the amount of the deficiency and whether the Series 2007E Notes are deficient as to principal or interest, or both. The Insurer will make payments of principal or interest due on the Series 2007E Notes in accordance with the Policy on or before the first (1st) Business Day next following the date on which the Insurer shall have received notice of Nonpayment (as defined in the Policy) from the Trustee.

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

     (b) In the event of Nonpayment and notification thereof to the Insurer, the Trustee shall make available to the Insurer and, at the Insurer's direction, to the Insurance Trustee, the books kept by the Trustee for the registration and for the registration of transfer of Series 2007E Notes as provided in the Indenture.

     (c) The Trustee shall, at the time it provides notice to the Insurer pursuant to (a) above, notify Holders of Series 2007E Notes entitled to receive the payment of principal or interest thereon from the Insurer (i) as to the fact of such entitlement, (ii) that the Insurer will remit to them all or a part of the interest payments next coming due upon proof of Holder entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the Holder's right to payment, (iii) that should they be entitled to receive full payment of principal from the Insurer, they must surrender their Series 2007E Notes (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Series 2007E Notes to be registered in the name of the Insurer) for payment to the Insurance Trustee, and not the Trustee or any Paying Agent and (iv) that should they be entitled to receive partial payment of principal from the Insurer, they must surrender their Series 2007E Notes for payment thereon first to the Trustee, who shall note on such Series 2007E Notes the portion of the principal paid by the Trustee, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

     (d) In the event that the Trustee has notice that any payment of principal of or interest on a Series 2007E Note which has become Due for Payment (as defined in the Policy) and which is made to a Holder by or on behalf of the Company has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with a final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time the Insurer is notified pursuant to (a) above, notify all Holders of the Series 2007E Notes that in the event that any Holder's payment is so recovered, such Holder will be entitled to payment from the Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee shall furnish to the Insurer its records evidencing the payments of principal of and interest on the Series 2007E Notes which have been made by the Trustee and subsequently recovered from Holders and the dates on which such payments were made.

     (e) In addition to those rights granted the Insurer under the Indenture, the Insurer shall, to the extent it makes payment of principal of or interest on Series 2007E Notes, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee shall note the Insurer's rights as subrogee on the registration books of the Company maintained by the Trustee upon receipt from the Insurer of proof of the payment of interest thereon to the Holders of the Series 2007E Notes and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note the Insurer's rights as subrogee on the registration books of the Company maintained by the Trustee upon surrender of the Series 2007E Notes by the Holders thereof together with proof of the payment of principal thereof.

     SECTION 204. Application of Term "Outstanding" to Series 2007E Notes. In the event that the principal and/or interest due on the Series 2007E Notes shall be paid by the Insurer pursuant to the Policy, the Series 2007E Notes shall remain Outstanding for all purposes of the Indenture, not be considered defeased or otherwise satisfied and not be considered paid by the Company, and the assignment and pledge of the Indenture and all covenants, agreements and other obligations of the Company to the Holders of the Series 2007E Notes shall continue to exist and shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such Holders to the extent of each such payment.

     SECTION 205. Insurer as Third Party Beneficiary. To the extent that the Indenture confers upon or gives or grants to the Insurer any right, remedy or claim under or by reason of the Indenture, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted hereunder.

     SECTION 206. Concerning the Special Insurance Provisions. The provisions of this Article 2 shall apply notwithstanding anything in the Indenture to the contrary, but only so long as the Policy shall be in full force and effect and the Insurer is not in default thereunder.

     SECTION 207. Concerning the Policy. Should the Company issue additional Series 2007E Notes, as contemplated in Section 101 hereof, such additional Series 2007E Notes will have the benefit of the Policy upon the endorsement of the Policy by the Insurer pursuant to a mutually acceptable agreement of the Company and the Insurer at or prior to the time of such issuance. The Insurer is under no obligation to endorse the Policy to extend its benefits to any additional Series 2007E Notes if it does not reach such an agreement with the Company.


                                    ARTICLE 3

                            Miscellaneous Provisions

     SECTION 301. Recitals by Company. The recitals in this Thirty-Second Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series 2007E Notes and of this Thirty-Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

     SECTION 302. Ratification and Incorporation of Original Indenture. As heretofore supplemented and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as heretofore supplemented and as supplemented by this Thirty-Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 303. Executed in Counterparts. This Thirty-Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ATTEST:                            GEORGIA POWER COMPANY


By:  /s/Daniel Lowery              By:  /s/Cliff S. Thrasher
         Daniel Lowery                     Cliff S. Thrasher
         Corporate Secretary               Executive Vice President,
                                           Chief Financial Officer and Treasurer



ATTEST:                            THE BANK OF NEW YORK, as Trustee


By:  /s/Robert A. Massimillo       By:  /s/L. O'Brien
       Robert A. Massimillo                 L. O'Brien
       Vice President                       Vice President

                                    EXHIBIT A

                            FORM OF SERIES 2007E NOTE

NO. ____                                                    CUSIP NO. 373334JG7


                              GEORGIA POWER COMPANY
                 SERIES 2007E 6.00% SENIOR INSURED MONTHLY NOTE
                              DUE SEPTEMBER 1, 2040



Principal Amount:                      $____________

Regular Record Date:                   15th  calendar day prior to Interest
                                       Payment  Date  (whether or not a
                                       Business Day)

Original Issue Date:                   August 30, 2007

Stated Maturity:                       September 1, 2040

Interest Payment Dates:                The first day of each month

Interest Rate:                         6.00% per annum

Authorized Denominations:              $1,000 or any integral multiple thereof


     Georgia Power Company, a Georgia corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________, or registered assigns, the principal sum of
___________________________DOLLARS ($___________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, monthly in arrears on each Interest Payment Date as specified above, commencing October 1, 2007, and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

     Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in CityplaceNew York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

     Payment of the principal of and interest due at the Stated Maturity or earlier redemption of the Series 2007E Notes shall be made upon surrender of the Series 2007E Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series 2007E Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

     Financial Guaranty Insurance Policy No. 26981BE (the "Policy") with respect to payments due for principal of and interest on this Note has been issued by Ambac Assurance Corporation ("Ambac Assurance"). The Policy has been delivered to The Bank of New York, New York, New York, as the Insurance Trustee under said Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from Ambac Assurance or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of this Note acknowledges and consents to the subrogation rights of Ambac Assurance as more fully set forth in the Policy.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                        GEORGIA POWER COMPANY



                                        By:
                                           ------------------------------------
                                        Title:



Attest:



Title:


                  {Seal of GEORGIA POWER COMPANY appears here}

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Senior Notes referred to in the within-mentioned Indenture.

                                           THE BANK OF NEW YORK,
                                           as Trustee


                                           By:
                                              ---------------------------------
                                                    Authorized Signatory

                             (Reverse Side of Note)


         This Note is one of a duly authorized issue of Senior Notes of the Company (the "Notes"), issued and issuable in one or more series under a Senior
Note Indenture, dated as of January 1, 1998, as supplemented (the "Indenture"), between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series 2007E 6.00% Senior Insured Monthly Notes due September 1, 2040 (the "Series 2007E Notes") which is unlimited in aggregate principal amount. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note at any time on or after September 1, 2012 at the option of the Company, without premium or penalty, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date.

         Upon the occurrence of a "Mandatory Redemption Event" (as defined below), this Note shall be subject to mandatory redemption, upon not less than 30 nor more than 60 days' notice, in whole but not in part, at a Redemption Price equal to (i) 102% of the principal amount of the Series 2007E Notes plus accrued and unpaid interest to the Redemption Date if the Redemption Date is prior to September 1, 2012 or (ii) 100% of the principal amount of the Series 2007E Notes plus accrued and unpaid interest to the Redemption Date if the Redemption Date is on or after September 1, 2012. "Mandatory Redemption Event" means the Company's failure to comply with (x) Section 1.02 of the Insurance Agreement, dated as of August 30, 2007 (the "Insurance Agreement"), by and between the Company and Ambac Assurance Corporation (the "Insurer"), the continuance of such failure for a period in excess of 10 days after receipt by the Company of written notice thereof from the Insurer and the receipt by the Trustee of notice thereof, or (y) Section 3.01 or Section 3.02 of the Insurance Agreement, the continuance of such failure for a period in excess of 30 days after receipt by the Company of written notice thereof from the Insurer and the receipt by the Trustee of notice thereof. Subject to the notice requirements of the Indenture, the Company shall redeem the Series 2007E Notes within 60 days after the occurrence of the Mandatory Redemption Event.

         Subject to the conditions and restrictions contained in the Indenture, this Note may be redeemed in whole or in part at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date, at the request of the Representative of the deceased beneficial owner of this Note pursuant to a Redemption Request attached hereto as Annex A.

         In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. The Series 2007E Notes will not have a sinking fund.

         If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

         This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in            UNIF GIFT MIN ACT- _______ Custodian ________
         common                                       (Cust)            (Minor)
TEN ENT- as tenants by the
         entireties                                under Uniform Gifts to
JT TEN-  as joint tenants                          Minors Act
         with right of
         survivorship and                          ________________________
         not as tenants                                     (State)
         in common


                    Additional abbreviations may also be used
                          though not on the above list.


         FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
________________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE
________________________________________________________________________________

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
________________________________________________________________________________

________________________________________________________________________________
agent to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:
       -----------------------------------------------------------------------



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                     ANNEX A

                           FORM OF REDEMPTION REQUEST

                              Georgia Power Company
                 Series 2007E 6.00% Senior Insured Monthly Notes
                              due September 1, 2040
                           (the "Series 2007E Notes")

                               CUSIP NO. 373334JG7

         The undersigned, ____________________ (the "Participant"), does hereby certify, pursuant to the provisions of that certain Senior Note Indenture, dated as of January 1, 1998, as supplemented by the Thirty-Second Supplemental Indenture, dated as of August 30, 2007 (the "Indenture") made by and between Georgia Power Company (the "Company") and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee (the "Trustee"), to The Depository Trust Company (the "Depositary"), the Company and the Trustee that:

         1.       [Name of deceased Beneficial Owner] is deceased.

         2. [Name of deceased Beneficial Owner] had a $__________ interest in the above referenced Series 2007E Notes.

         3. [Name of Representative] is [Beneficial Owner's personal representative/other person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/surviving tenant by the entirety/trustee of a trust] of [Name of deceased Beneficial Owner] and has delivered to the undersigned a request for redemption in form satisfactory to the undersigned, requesting that $__________ principal amount of said Series 2007E Notes be redeemed pursuant to said Indenture. The documents accompanying such request, all of which are in proper form, are in all respects satisfactory to the undersigned and [Name of Representative] is entitled to have the Series 2007E Notes to which this Request relates redeemed.

         4. The Participant holds the interest in the Series 2007E Notes with respect to which this Request for Redemption is being made on behalf of [Name of deceased Beneficial Owner].

         5. The Participant hereby certifies that it will indemnify and hold harmless the Depositary, the Trustee and the Company (including their respective officers, directors, agents, attorneys and employees), against all damages, loss, cost, expense (including reasonable attorneys' and accountants' fees), obligations, claims or liability (collectively, the "Damages") incurred by the indemnified party or parties as a result of or in connection with the redemption of Series 2007E Notes to which this Request relates. The Participant will, at the request of the Company, forward to the Company, a copy of the documents submitted by [Name of Representative] in support of the request for redemption.

     IN WITNESS WHEREOF, the undersigned has executed this Redemption Request as of ____________, _____.

                                         [PARTICIPANT NAME]


                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                    EXHIBIT B


                          CERTIFICATE OF AUTHENTICATION


         This is one of the Senior Notes referred to in the within-mentioned Indenture.

                                    THE BANK OF NEW YORK,
                                    as Trustee


                                    By:
                                       ----------------------------------------
                                             Authorized Signatory